Exhibit 4.1

EXECUTION VERSION
FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “First Amendment”), dated as of July 23, 2014 but effective as of the First Amendment Effective Date (as hereinafter defined), by and among ATWOOD OCEANICS, INC., a Texas corporation (the “Parent”), ATWOOD OFFSHORE WORLDWIDE LIMITED, an exempted company organized under the laws of the Cayman Islands and a Wholly-Owned Subsidiary of the Parent (the “Borrower”), the Lenders party hereto and NORDEA BANK FINLAND PLC, LONDON BRANCH, as Administrative Agent (in such capacity, the “Administrative Agent”). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.
W I T N E S S E T H:
WHEREAS, the Parent, the Borrower, the Lenders from time to time party thereto, and the Administrative Agent are parties to an Amended and Restated Credit Agreement, dated as of April 10, 2014 (as amended, restated, modified or otherwise supplemented, the “Credit Agreement”);
WHEREAS, subject to the terms and conditions of this First Amendment, the parties hereto wish to amend certain provisions of the Credit Agreement as herein provided;
NOW, THEREFORE, it is agreed:

I.	Amendments to Credit Agreement.
1.Section 8.09 of the Credit Agreement is hereby is hereby amended by amending and restating the text of said Section as follows:
“The Parent and each of its Subsidiaries have timely filed with the appropriate taxing authority all material returns, statements, forms and reports for taxes or an extension therefor (the “Returns”) required to be filed by, or with respect to the income, properties or operations of, the Parent and/or any of its Subsidiaries where the failure to file such Returns would have, or would reasonably be expected to have, a Material Adverse Effect. The Returns accurately reflect in all material respects all liability for taxes of the Parent and its Subsidiaries as a whole for the periods covered thereby. Each of the Parent and each of its Subsidiaries have paid all taxes and assessments payable by it, other than those that are being contested in good faith and adequately disclosed and fully provided for on the financial statements of the Parent and its Subsidiaries in accordance with GAAP or the non-payment of which would not have, or would not reasonably be expected to have, a Material Adverse Effect. There is no action, suit, proceeding, investigation, audit or claim now pending or, to the best knowledge of the Parent or any of its Subsidiaries, threatened by any authority regarding any taxes relating to the Parent or any of its Subsidiaries that would have, or would reasonably be expected to have, a Material Adverse Effect. Neither the Parent nor any of its Subsidiaries have entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Parent or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of the Parent or any of its Subsidiaries not to be subject to the normally applicable statute of limitations that would have, or would reasonably be expected to have, a Material Adverse Effect. Except as set forth on Schedule V,

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as of the Amendment and Restatement Effective Date, neither the Parent nor any of its Subsidiaries have incurred, or will incur, any material tax liability in connection with the Transaction or any other transactions contemplated hereby that would have, or would reasonably be expected to have, a Material Adverse Effect (it being understood that the representation contained in this sentence does not cover any future tax liabilities of the Parent or any of its Subsidiaries arising as a result of the operation of their businesses in the ordinary course of business).
2.Section 9.08(i) of the Credit Agreement is hereby amended by inserting the text “(except (x) with respect to Subsidiaries that are not operating entities or (y) as otherwise required pursuant to local law applicable to the Parent or its Subsidiaries)” immediately after the text “of each year”.
II.    Miscellaneous Provisions.
1.    In order to induce the Lenders to enter into this First Amendment, the Borrower hereby represents and warrants that (i) no Default or Event of Default exists as of the First Amendment Effective Date (as defined herein) after giving effect to this First Amendment and (ii) all of the representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on the First Amendment Effective Date after giving effect to this First Amendment, with the same effect as though such representations and warranties had been made on and as of the First Amendment Effective Date (it being understood that any representation or warranty that by its terms is made as of a specific date shall be true and correct in all material respects as of such specific date).
2.    This First Amendment is limited precisely as written and shall not be deemed to (i) be a waiver of or a consent to the modification of or deviation from any other term or condition of the Credit Agreement and the other Credit Documents or any of the other instruments or agreements referred to therein, or (ii) prejudice any right or rights which any of the Lenders or the Administrative Agent now have or may have in the future under or in connection with the Credit Agreement, as amended hereby, the other Credit Documents or any of the other instruments or agreements referred to therein. The Administrative Agent, the Collateral Agent and the Lenders expressly reserve all their rights and remedies except as expressly set forth in this First Amendment.
3.    This First Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.
5.    THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
6.    This First Amendment shall become effective as of April 10, 2014 (the “First Amendment Effective Date”) when (i) the Parent, the Borrower and the Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile or other electronic transmission) the same to White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036; Attention: May Yip (facsimile number: 212-354-8113 / email: myip@whitecase.com) and Corinne Milliken (facsimile number: 212-354-8113 / email: corinne.milliken@whitecase.com) and (ii) the Borrower shall have paid to the Administrative Agent all reasonable out-of-pocket costs and expenses in connection with the First Amendment (including, without limitation, the reasonable fees and expenses of White & Case LLP).

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7.    From and after the First Amendment Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement, as modified hereby. From and after the First Amendment Effective Date, this First Amendment shall for all purposes constitute a Credit Document.

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IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this First Amendment as of the date first above written.
ATWOOD OCEANICS, INC.

By: /s/ Mark L. Mey
Name: Mark L. Mey
Title: Senior Vice President and Chief Financial Officer

ATWOOD OFFSHORE WORLDWIDE LIMITED

By: /s/ Mark L. Mey
Name: Mark L. Mey
Title: Chief Financial Officer

Signature page to First Amendment to Atwood Amended and Restated Credit Agreement

NORDEA BANK FINLAND PLC, LONDON BRANCH, as Administrative Agent and as Lender

By: /s/ Michael Sheppard
Name: Michael Sheppard
Title: Vice President

By: /s/ Sandra Pavic-Watkinson
Name: Sandra Pavic-Watkinson
Title: Vice President

Signature page to First Amendment to Atwood Amended and Restated Credit Agreement

SIGNATURE PAGE TO THE FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG ATWOOD OCEANICS, INC., ATWOOD OFFSHORE WORLDWIDE LIMITED, VARIOUS LENDERS PARTY HERETO AND NORDEA BANK FINLAND PLC, LONDON BRANCH, AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION: Wells Fargo Bank, N.A.

By: /s/ T. Alan Smith
Name: T. Alan Smith
Title: Managing Director

Signature page to First Amendment to Atwood Amended and Restated Credit Agreement

SIGNATURE PAGE TO THE FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG ATWOOD OCEANICS, INC., ATWOOD OFFSHORE WORLDWIDE LIMITED, VARIOUS LENDERS PARTY HERETO AND NORDEA BANK FINLAND PLC, LONDON BRANCH, AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION: Skandinaviska Enskilda Banken AB

By: /s/ Per Olav Bucher-Johannessen
Name: Per Olav Bucher-Johannessen
Title: Authorized Person

By: /s/ Erling Amundsen
Name:Erling Amundsen
Title: Authorized Person

Signature page to First Amendment to Atwood Amended and Restated Credit Agreement

SIGNATURE PAGE TO THE FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG ATWOOD OCEANICS, INC., ATWOOD OFFSHORE WORLDWIDE LIMITED, VARIOUS LENDERS PARTY HERETO AND NORDEA BANK FINLAND PLC, LONDON BRANCH, AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION: Credit Agricole Corporate and Investment Bank

By: /s/ Roger Aamillom
Name: Roger Aamillom
Title: Senior Vice President

Signature page to First Amendment to Atwood Amended and Restated Credit Agreement

SIGNATURE PAGE TO THE FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG ATWOOD OCEANICS, INC., ATWOOD OFFSHORE WORLDWIDE LIMITED, VARIOUS LENDERS PARTY HERETO AND NORDEA BANK FINLAND PLC, LONDON BRANCH, AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION: BNP Paribas S.A.

By: /s/ S. Bergeroo-Campagne
Name: S. Bergeroo-Campagne
Title: Head of Offshore

By: /s/ Patricia Lormeau
Name: Patricia Lormeau
Title: Managing Director

Signature page to First Amendment to Atwood Amended and Restated Credit Agreement

SIGNATURE PAGE TO THE FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG ATWOOD OCEANICS, INC., ATWOOD OFFSHORE WORLDWIDE LIMITED, VARIOUS LENDERS PARTY HERETO AND NORDEA BANK FINLAND PLC, LONDON BRANCH, AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION: Barclays Bank PLC

By: /s/ Vanessa A. Kurbatskiy
Name: Vanessa A. Kurbatskiy
Title: Vice President

Signature page to First Amendment to Atwood Amended and Restated Credit Agreement

SIGNATURE PAGE TO THE FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG ATWOOD OCEANICS, INC., ATWOOD OFFSHORE WORLDWIDE LIMITED, VARIOUS LENDERS PARTY HERETO AND NORDEA BANK FINLAND PLC, LONDON BRANCH, AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION: HSBC Bank USA, N.A.

By: /s/ Koby West
Name: Koby West
Title: Vice President

Signature page to First Amendment to Atwood Amended and Restated Credit Agreement

SIGNATURE PAGE TO THE FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG ATWOOD OCEANICS, INC., ATWOOD OFFSHORE WORLDWIDE LIMITED, VARIOUS LENDERS PARTY HERETO AND NORDEA BANK FINLAND PLC, LONDON BRANCH, AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION: NIBC Bank N.V.

By: /s/ Jeroen van der Putten
Name: Jeroen van der Putten
Title: Director

By: /s/ Eric H. Snaterse
Name: Eric H. Snaterse
Title: Managing Director

Signature page to First Amendment to Atwood Amended and Restated Credit Agreement

SIGNATURE PAGE TO THE FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG ATWOOD OCEANICS, INC., ATWOOD OFFSHORE WORLDWIDE LIMITED, VARIOUS LENDERS PARTY HERETO AND NORDEA BANK FINLAND PLC, LONDON BRANCH, AS ADMINISTRATIVE AGENT

Unicredit Bank AG / July 23, 2014

By: /s/ Manuela Laudahn
Name: Manuela Laudahn
Title: Director

By: /s/ Birgit Marquar
Name: Birgit Marquar
Title: Authorized Person

Signature page to First Amendment to Atwood Amended and Restated Credit Agreement

SIGNATURE PAGE TO THE FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG ATWOOD OCEANICS, INC., ATWOOD OFFSHORE WORLDWIDE LIMITED, VARIOUS LENDERS PARTY HERETO AND NORDEA BANK FINLAND PLC, LONDON BRANCH, AS ADMINISTRATIVE AGENT

NATIXIS:

By: /s/ Stuart Murray
Name: Stuart Murray
Title: Managing Director

By: /s/ Louis P. Laville, III
Name: Louis P. Laville, III
Title: Managing Director

Signature page to First Amendment to Atwood Amended and Restated Credit Agreement

SIGNATURE PAGE TO THE FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG ATWOOD OCEANICS, INC., ATWOOD OFFSHORE WORLDWIDE LIMITED, VARIOUS LENDERS PARTY HERETO AND NORDEA BANK FINLAND PLC, LONDON BRANCH, AS ADMINISTRATIVE AGENT

REGIONS BANK:

By: /s/ David Valentine
Name: David Valentine
Title: Vice President

Signature page to First Amendment to Atwood Amended and Restated Credit Agreement

SIGNATURE PAGE TO THE FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG ATWOOD OCEANICS, INC., ATWOOD OFFSHORE WORLDWIDE LIMITED, VARIOUS LENDERS PARTY HERETO AND NORDEA BANK FINLAND PLC, LONDON BRANCH, AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION: Credit Industriel et Commercial

By: /s/ Andrew McKuin
Name: Andrew McKuin
Title: Vice President

By: /s/ Alex Aupoix
Name: Alex Aupoix
Title: Managing Director

Signature page to First Amendment to Atwood Amended and Restated Credit Agreement

SIGNATURE PAGE TO THE FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG ATWOOD OCEANICS, INC., ATWOOD OFFSHORE WORLDWIDE LIMITED, VARIOUS LENDERS PARTY HERETO AND NORDEA BANK FINLAND PLC, LONDON BRANCH, AS ADMINISTRATIVE AGENT

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,

By: /s/ Mikhail Faybusovich
Name: Mikhail Faybusovich
Title: Authorized Signatory

By: /s/ Whitney Gaston
Name: Whitney Gaston
Title: Authorized Signatory

Signature page to First Amendment to Atwood Amended and Restated Credit Agreement

SIGNATURE PAGE TO THE FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG ATWOOD OCEANICS, INC., ATWOOD OFFSHORE WORLDWIDE LIMITED, VARIOUS LENDERS PARTY HERETO AND NORDEA BANK FINLAND PLC, LONDON BRANCH, AS ADMINISTRATIVE AGENT

WHITNEY BANK:

By: /s/ H. Elder Gwin
Name: H. Elder Gwin
Title: Vice President

Signature page to First Amendment to Atwood Amended and Restated Credit Agreement

SIGNATURE PAGE TO THE FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG ATWOOD OCEANICS, INC., ATWOOD OFFSHORE WORLDWIDE LIMITED, VARIOUS LENDERS PARTY HERETO AND NORDEA BANK FINLAND PLC, LONDON BRANCH, AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION: ITF International Transport Finance Suisse
AG

By: /s/ Carsten Gutknecht-Stohr
Name: Carsten Gutknecht-Stohr
Title: Managing Director

By: /s/ Natalja Formuzala
Name: Natalja Formuzala
Title: Vice President

Signature page to First Amendment to Atwood Amended and Restated Credit Agreement